Exhibit 1.4

ALPINE INCOME PROPERTY TRUST, INC.
(a Maryland corporation)

$150,000,000 of Common Stock

(Par Value $0.01)

AMENDMENT NO. 1 TO THE EQUITY DISTRIBUTION AGREEMENT

October 20, 2023

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To the addressee set forth above:

Reference is made to the Equity Distribution Agreement, dated October 21, 2022 (the “Agreement”), by and among Alpine Income Property Trust, Inc., a Maryland corporation (the “Company”), Alpine Income Property Manager, LLC, a Delaware limited liability company (the “Adviser”), and Alpine Income Property OP, LP, a Delaware limited partnership (the “Operating Partnership”), [FORWARD PURCHASER] (in its capacity as forward purchaser under any Forward Contract, the “Forward Purchaser”) and [FORWARD SELLER] (in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Securities pursuant to the Agreement, the “Manager,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities pursuant to the Agreement, the “Forward Seller” and, together with the Company, the Adviser, the Operating Partnership and the Forward Purchaser, the “Parties”). Capitalized terms used but not defined herein shall have the meaning assigned to them in the Agreement.

In light of the Company’s termination of the Equity Distribution Agreements, dated October 21, 2022, by and among the Company, the Adviser and the Operating Partnership, and each of Robert W. Baird & Co. Incorporated (“Baird”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”), and entry into new Equity Distribution Agreements, dated the date hereof, by and among the Company, the Adviser and the Operating Partnership, and each of Baird and Stifel as manager, forward seller and forward purchaser, the Parties desire to amend the Agreement through this Amendment No. 1 to the Equity Distribution Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used herein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

1.    Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

a.    The last paragraph of Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Company, the Adviser and the Operating Partnership have also entered into separate equity distribution agreements (collectively, as each may be amended from time to time, the “Alternative Distribution Agreements”), dated as of October 21, 2022, as amended on October 20, 2023, with each of [Raymond James & Associates, Inc., B. Riley Securities, Inc., BMO Capital Markets Corp., Janney Montgomery Scott LLC, Jefferies LLC, JonesTrading Institutional Services LLC, KeyBanc Capital Markets Inc., Regions Securities LLC and Truist Securities, Inc.], and dated as of October 20, 2023, with each of Robert W. Baird & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated (and, as applicable, their respective affiliates) (each, in its capacity as agent and/or principal, forward seller and forward purchaser thereunder, an “Alternative Manager”), for the issuance (in the case of the Issuance Securities) or borrowing (in the case of the Forward Hedge Securities) and sale from time to time through the applicable Alternative Managers on the terms set forth in the applicable Alternative Distribution Agreements. The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.”

3.     Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

4.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.    Agreement Remains in Effect. Except as provided in this Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Manager, the Forward Seller, the Forward Purchaser, the Operating Partnership, the Adviser and the Company in accordance with its terms.

Very truly yours,

ALPINE INCOME PROPERTY TRUST, INC.

By:
Name: Matthew M. Partridge
Title: Senior Vice President, Chief Financial Officer and Treasurer

ALPINE INCOME PROPERTY OP, LP

By: Alpine Income Property GP, LLC, its sole general partner

By: Alpine Income Property Trust, Inc., its sole member

By:
Name: Matthew M. Partridge
Title: Senior Vice President, Chief Financial Officer and Treasurer

ALPINE INCOME PROPERTY MANAGER, LLC

By: CTO Realty Growth, Inc., its sole member

By:
Name: Matthew M. Partridge
Title: Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to Amendment No. 1 to the Equity Distribution Agreement

The foregoing Amendment No. 1 to the Agreement is hereby confirmed and accepted as of the date first written above.

[ · ], AS MANAGER

By:
Name:
Title:

[ · ], AS FORWARD SELLER

By:
Name:
Title:

[ · ], AS FORWARD PURCHASER

By:
Name:
Title:

Signature Page to Amendment No. 1 to the Equity Distribution Agreement